UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 15, 2016

SMITH-MIDLAND CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13752 (Commission File Number)	54-1727060 (I.R.S. Employer Identification Number)

P.O. Box 300, 5119 Catlett Road
Midland, Virginia 22728
(Address of principal executive offices)

 (504) 439-3266
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to A Vote of Security Holders

The Company held its Annual Meeting of Stockholders on August 15, 2016 (“2016 Annual Meeting”). There were three proposals presented by the management of the Company, and all three were approved. The vote was as follows:

Proposal No. 1.    Election of Directors

The election of the following individuals to serve as directors until the next annual meeting or until their successors are duly elected and qualified.

	For	Withheld	Non Votes
Rodney I. Smith	1,748,896	118,360	1,575,640
Ashley B. Smith	1,748,896	118,360	1,575,640
Wesley A. Taylor	1,745,996	121,260	1,575,640
G.E. "Nick" Borst	1,777,296	89,960	1,575,640
Richard Gerhardt	1,779,696	87,560	1,575,640

Proposal No. 2.	Proposal to Ratify and Approve the Selection of BDO USA, LLP as the Independent Auditors for the Company for the Year Ending December 31, 2016

For	Against	Abstain	Non Votes
3,327,747	101,037	14,112	—

Proposal No. 3.	Proposal to Approve an Advisory Vote on Executive Compensation for Named Executives

For	Against	Abstain	Non Votes
948,000	228,562	690,694	1,575,640

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2016
SMITH-MIDLAND CORPORATION

By: /s/ William A. Kenter
William A. Kenter Chief Financial Officer